UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2007

LYDALL, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-7665

Delaware	06-0865505
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Colonial Road, Manchester, Connecticut	06042
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (860) 646-1233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Retirement of President and Chief Executive Officer

On August 3, 2007, Lydall, Inc. (the “Company”) issued a press release announcing that David Freeman will retire as President and Chief Executive Officer of the Company. A copy of this press release is attached hereto as Exhibit 99.1. While Mr. Freeman will continue to be employed by the Company until October 31, 2007 to ensure an effective transition period for the Company’s new President and Chief Executive Officer, he will no longer serve as President and Chief Executive Officer as of August 27, 2007.

In association with the retirement of Mr. Freeman, Lydall’s Board of Directors ratified the decision of the Company’s Compensation Committee (the “Committee”), which is composed solely of independent directors, to accelerate the vesting of the 30,000 shares of unvested restricted stock previously awarded to Mr. Freeman.

(c) Appointment of New President and Chief Executive Officer

In the press release dated August 3, 2007, attached hereto as Exhibit 99.1, the Company further announced the appointment of Dale G. Barnhart to the positions of President and Chief Executive Officer, effective August 27, 2007.

Mr. Barnhart, age 55, has served as the Chief Executive Officer of Synventive Molding Solutions, a provider of hot runner systems, machine nozzles, temperature controllers and sprue bushings for the injection molding industry, since March 2004. Prior to his service at Synventive Molding Solutions, he consulted for two private equity groups from January 2003 until March 2004. From 1999 through 2003, Mr. Barnhart served in various roles at Invensys PLC, a global industrial automation, transportation and controls group, providing products and services to the heating, ventilating and air conditioning and commercial refrigeration markets, including President of the Invensys Climate Control business beginning in October 2000.

Mr. Barnhart and the Company have agreed to the following arrangements with respect to Mr. Barnhart’s monetary bonuses and awards of incentive stock options and restricted stock. Mr. Barnhart will receive a $225,000 sign-on bonus (the “Sign-On Bonus”) subject to certain limitations. Mr. Barnhart will receive (i) $75,000 of the Sign-On Bonus if he is actively employed by the Company thirty (30) days from his date of hire, and (ii) $150,000 of the Sign-On Bonus if he is actively employed by the Company at the time normal bonus payments for fiscal 2007 are made, which will take place in the first quarter of fiscal 2008. Mr. Barnhart is eligible for a performance bonus for the Company’s performance in fiscal 2007. He will receive $37,500 if the fiscal 2007 year-end earnings per share forecast is achieved. He will receive an additional $37,500 if the fiscal 2007 year-end earnings per share result exceeds the above forecast by ten percent (10%) or more. Mr. Barnhart is eligible to participate in the Company’s Performance Bonus Program on a full-year basis beginning in fiscal 2008 at an on-going bonus opportunity level of 80 percent of annual base salary.

The Committee will grant to Mr. Barnhart 30,000 shares of incentive stock options and 20,000 shares of restricted stock at their October 2007 meeting. At the December 2007 meeting, the Committee will grant an additional award to Mr. Barnhart, such award shall not be less than 4,000 shares of incentive stock options, and not less than 10,000 shares of restricted stock. All incentive stock options will be granted at the fair market value of the Company’s common stock on the grant date. All incentive stock options and restricted stock granted to Mr. Barnhart will vest twenty-five percent (25%) on each anniversary of the granting date under the terms of existing shareholder approved stock option and incentive plans.

The information contained in Item 5.02(e) below is incorporated in this Item 5.02(c) by reference.

(e) Employment Agreement and Indemnification Agreement with Dale G. Barnhart

On July 31, 2007, the Company and Mr. Barnhart executed an Employment Agreement. The Employment Agreement was approved by the Committee, and ratified by the Board of Directors. On July 31, 2007, Mr. Barnhart also entered into an Indemnification Agreement with the Company. The following descriptions of the Employment and Indemnification Agreements are only summaries and are qualified in their entirety by reference to the Employment Agreement and Indemnification Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are hereby incorporated herein by this reference.

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Mr. Barnhart will receive an annual base salary of $450,000. Mr. Barnhart will be entitled to participate in all benefits, plans and programs and other employee benefits of the sort provided to other similarly-situated executive employees of the Company. The Employment Agreement also contains certain confidentiality and non-disparagement covenants.

If Mr. Barnhart is terminated from the Company without Cause (as defined in the Employment Agreement) or resigns from the Company for Good Reason (as defined in the Employment Agreement), and there has not been a change in control of the Company in the previous eighteen (18) months, Mr. Barnhart will receive the following benefits: (i) a severance benefit equal to the sum of his annual base salary in effect immediately preceding his termination of employment and the average of the three (3) annual incentive bonuses earned by such officer in the three (3) years preceding termination, paid over twelve (12) months; (ii) medical, dental and life insurance coverage for up to twelve (12) months or until such officer becomes full-time employed with an employer who offers insurance benefits, whichever is earlier, subject to any required employee contributions; (iii) outplacement services not to exceed $10,000, and (iv) certain other benefits as further set forth in Section 8 of the Employment Agreement. If there has been a change of control of the Company in the previous eighteen (18) months and Mr. Barnhart is terminated from the Company without Cause or Resignation for Good Reason (as those terms are set forth in the Employment Agreement), Mr. Barnhart will receive the following benefits: (i) a severance benefit equal to two times the sum of his annual base salary in effect immediately preceding his termination of employment and the average of the three highest annual bonuses earned by such officer for any of the five calendar years preceding his termination of employment, payable in a lump sum; (ii) a pro-rata portion of such officer’s maximum bonus opportunity for the year of termination of employment; (iii) medical, dental, life insurance and (if reasonably commercially available) long-term disability coverage for up to twenty-four (24) months, subject to any required employee contributions; (iv) a car allowance for twenty-four (24) months; (v) vesting in stock options and restricted stock; (vi) outplacement services not to exceed $10,000; and (vii) certain other benefits as further set forth in Section 9 of the Employment Agreement.

The Indemnification Agreement entitles Mr. Barnhart to rights of indemnification if, by reason of his Corporate Status (as defined in the Indemnification Agreement) he is, or is threatened to be made, a party to any threatened, pending, or completed Proceeding (as defined in the Indemnification Agreement) other than a Proceeding by or in the right of the Company. He shall be indemnified against all expenses, judgments, penalties, fines, and amounts paid in settlement by him or on his behalf in connection with such Proceeding providing he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful. To the extent that he is successful on the merits or otherwise, in any Proceeding, he shall be indemnified against all expenses actually and reasonably incurred by him or on his behalf. If he is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify him against all expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. The Company shall advance all reasonable expenses incurred by Mr. Barnhart or on his behalf in connection with any Proceeding within ten days after the receipt by the Company of a statement or statements from him requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. The Indemnification Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Mr. Barnhart shall have ceased to serve as a director, officer, employee, or agent of the Company or (b) the final termination of any Proceeding then pending in respect of which he is granted rights of indemnification or advancement of expenses.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following are being filed as exhibits to this report:

Exhibit Number	Exhibit Description
10.1	Employment Agreement, dated July 31, 2007, between Dale G. Barnhart and the Company

10.2	Indemnification Agreement, dated July 31, 2007, between Dale G. Barnhart and the Company

99.1	Press release dated August 3, 2007

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LYDALL, INC.

August 3, 2007	By:	/S/ THOMAS P. SMITH
Thomas P. Smith
Vice President, Chief Financial Officer and Treasurer

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LYDALL, INC.

Index to Exhibits

Exhibit Number	Description of Exhibit
10.1	Employment Agreement, dated July 31, 2007, between Dale G. Barnhart and the Company

10.2	Indemnification Agreement, dated July 31, 2007, between Dale G. Barnhart and the Company

99.1	Press Release, dated August 3, 2007.

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